                                                 Exhibit 3.2

For Ministry Use Only                           Ontario Corporation Number
A l'usage exclusif du ministere                 Numero de la societe en

                                                Ontario
                                     Form 4
                                    Business

                                  Corporations
                                      Act

                                   Formule 4
                                  Loi sur les
                                  societes par

                                    actions

                                FORM 4 (B.C.A.)
                             CAKEware Inc. (10/96)

                            ARTICLES OF AMALGAMATION
                               STATUTS DE FUSION

1. The name of the amalgamated                Denomination sociale de la societe
corporation is:                               issue de la fusion:

CURTIS INTERNATIONAL LTD.

2. The address of the registered office is: Adresse du siege social:

5140 Yonge Street, Suite 1540

-------------------------------------------------------------------------------
    (Street & Number or R.R. Number & if Multi-Office Building give Room No.) (Rue et numero, ou numero de la R.R. et, s'il s'agit d'un edifice a bureaux,

                              numero du bureau)

Toronto, Ontario, CanadaM2N 6L7                                  M2N6L7

-------------------------------------------------------------------------------
(Name of Municipality or Post Office)                            (Postal Code)
(Nom de la municipalite ou du bureau de poste)                   (Code postal)

3. Number (or minimum and maximum number) of Nombre (ou nombres minimal et directors is: maximal) d'administrateurs:

Minimum: 1, Maximum: 10


4. The director(s) is/are:                             Administrateur(s):                                     Resident
First name, initials and surname        Residence address, giving Street & No. or R.R. No.,                   Canadian
Prenom, initiales et nom de             municipality and postal code.                                         State
famille                                 Adresse personnelle, y compris la rue et le numero, le                Yes or No
                                        numero de la R.R., le nom de la municipalite et le code               Resident

                                        postal                                                                canadien Oui/Non

Aaron Herzog                            40 Kelvin Avenue,                                                        Yes
                                        Outermount, Quebec

                                        H2V 1T3

Jacob Herzog                            91 Hillmount Avenue,                                                     Yes
                                        Toronto, Ontario,

                                        M6B 1X5


                                       1.

5. A) The amalgamation agreement             A) Les actionnaires de chaque
      has been duly adopted by the              societe qui fusionne ont dument
      shareholders of each of                   adopte la convention de fusion
      the amalgamating corporations             conformement au paragraphe
      176 (4) of the Business           /X/     176 (4) de la Loi sur les
      as required by subsection                 societes par actions a la date
      Corporations Act on the date              mentionnee ci-dessous.
      set out below.

                          Check                 Cocher
                          A or B                A ou B

   B) The amalgamation has been                 B) Les administrateurs de chaque
      approved by the directors of                 societe qui fusionne ont
      each amalgamating corporation                approuve la fusion par voie
      by a resolution as required by    / /        de resolution conformement
      section 177 of the Business                  a l'article 177 de la Loi
      Corporations Act on the date                 sur les societes par actions
      set out below.                               a la date mentionnee
                                                   ci-dessous.
      The articles of amalgamation                 Les statuts de fusion
      in substance contain the                     reprennent essentiellement
      provisions of the articles of                les dispositions des
      incorporation of                             statuts constitutifs de

and are more particularly set out                et sont enonces textuellement
in these articles.                               aux presents statuts.




Names of amalgamating                         Ontario Corporation Number            Date of Adoption/Approval
corporations                                  Numero de la societe en               Date d'adoption ou d'approbation
Denomination sociale des                      Ontario
societes qui fusionnent

CURTIS
INTERNATIONAL LTD.                             923500                                January 23, 1998

UNIQUE INVESTMENTS                             586448                                January 23, 1998
LIMITED

AEG TRADING
LIMITED                                        586447                                January 23, 1998


                                       2.

6. Restrictions, if any, on                 Limites, s'il y a lieu,
   business the corporation may             imposees aux activites commerciales
   carry on or on powers the                ou aux pouvoirs de la societe.
   corporation may exercise.



Nil













7. The classes and any maximum                  Categories et nombre maximal,
   number of shares that the                    s'il y a lieu, d'actions que la
   corporation is authorized to issue:          societe est autorisee a emettre:

Class of Shares                           Maximum Number
---------------                           --------------
Common Shares                               Unlimited

                                       3.

8. Rights, privileges, restrictions             Droits, privileges, restrictions
   and conditions (if any) attaching to         et conditions, s'il y a lieu,
   each class of shares and directors           rattaches a chaque categorie
   authority with respect to any class          d'actions et pouvoirs des
   of shares which is to be issued in           administrateurs relatifs a
   series:                                      chaque categorie d'actions qui
                                                peut etre emise en serie:

                                    N O N E













                                       4.

9. The issue, transfer or ownership              L'emission, le transfert ou la
   of shares is/is not restricted and            propriete d'actions est/n'est
   the restrictions (if any) are as follows:     pas restreint. Les
                                                 restrictions, s'il y a lieu,
                                                 sont les suivantes:

                                          N I L

10. Other provisions, if any, are:               Autres dispositions, s'il y a
                                                 lieu:

    (a) The Corporation may purchase any of its issued common shares and warrants.

11. The statements required by subsection       Les declarations exigees aux
    178(2) of the Business Corporations Act     termes du paragraphe 178(2) de
    are attached as Schedule "A".               la Loi sur les societes par
                                                actions constituent l'annexe
                                                "A".

12. A copy of the amalgamation agreement or     Une copie de la convention de
    directors resolutions (as the case may      fusion ou les resolutions des
    be) is/are attached as Schedule "B".        administrateurs (selon le cas)
                                                constitute(nt) l'annexe "B".








                                       5.

These articles are signed in duplicate.         Les presents statuts sont
                                                signes en double exemplaire.

Names of the amalgamating corporations          Denomination sociale des
and signatures and descriptions of              societes qui fusionnent,
office of their proper officers.                signature et fonction de leurs
                                                dirigeants regulierement
                                                designes.

CURTIS INTERNATIONAL LTD.

Per: /s/ Aaron Herzog
    -----------------------------------
    Aaron Herzog - President

UNIQUE INVESTMENTS LIMITED

Per: /s/ Aaron Herzog
    -----------------------------------
    Aaron Herzog - President

AEG TRADING LIMITED

Per: /s/ Aaron Herzog
    -----------------------------------
    Aaron Herzog - President



                                       6.

                                  SCHEDULE "A"

              IN THE MATTER OF THE BUSINESS CORPORATIONS ACT, 1990

                  AND IN THE MATTER OF PROPOSED AMALGAMATION OF

              CURTIS INTERNATIONAL LTD., UNIQUE INVESTMENTS LIMITED
                             AND AEG TRADING LIMITED

     I, Aaron Herzog, hereby make the following statement in support of the above-mentioned amalgamation pursuant to subsection 178(2) of the Business Corporations Act, 1990 (the "Act"):

     1. I am the President of Curtis International Ltd. and as such have personal knowledge of the following matters;

     2. There are reasonable grounds for believing that Curtis International Ltd. is and the amalgamated corporation resulting from the amalgamation of Curtis International Ltd., Unique Investments Limited and AEG Trading Limited will be able to pay their respective liabilities as they become due and that the realizable value of the said amalgamated corporation's assets will not be less than the aggregate of its liabilities and stated capital of all classes;

     3. There are reasonable grounds for believing that no creditor will be prejudiced by the amalgamation;

     4. No creditors have notified Curtis International Ltd. that they object to the amalgamation and accordingly, clause (c) of subsection 178(2) of the Act has no application;

     5. Since Curtis International Ltd. has not received any notices pursuant to clause (c) of subsection 178(2) of the Act clause (d) of subsection 178(2) of the Act has no application in the present circumstances.

     DATED this 23rd day of January, 1998.


                                                 /s/ Aaron Herzog
                                                 ------------------------------
                                                 Aaron Herzog - President

                                  SCHEDULE "A"

              IN THE MATTER OF THE BUSINESS CORPORATIONS ACT, 1990

                  AND IN THE MATTER OF PROPOSED AMALGAMATION OF

                 AEG TRADING LIMITED, UNIQUE INVESTMENTS LIMITED
                          AND CURTIS INTERNATIONAL LTD.

     I, Aaron Herzog, hereby make the following statement in support of the above-mentioned amalgamation pursuant to subsection 178(2) of the Business Corporations Act, 1990 (the "Act"):

     1. I am the President of AEG Trading Limited and as such have personal knowledge of the following matters;

     2. There are reasonable grounds for believing that AEG Trading Limited is and the amalgamated corporation resulting from the amalgamation of AEG Trading Limited, Curtis International Ltd. and Unique Investments Limited will be able to pay their respective liabilities as they become due and that the realizable value of the said amalgamated corporation's assets will not be less than the aggregate of its liabilities and stated capital of all classes;

     3. There are reasonable grounds for believing that no creditor will be prejudiced by the amalgamation;

     4. No creditors have notified AEG Trading Limited that they object to the amalgamation and accordingly, clause (c) of subsection 178(2) of the Act has no application;

     5. Since AEG Trading Limited has not received any notices pursuant to clause (c) of subsection 178(2) of the Act clause (d) of subsection 178(2) of the Act has no application in the present circumstances.

     DATED this 23rd day of January, 1998.
                                                 /s/ Aaron Herzog
                                                 ------------------------------
                                                 Aaron Herzog - President

                                  SCHEDULE "A"

              IN THE MATTER OF THE BUSINESS CORPORATIONS ACT, 1990

                  AND IN THE MATTER OF PROPOSED AMALGAMATION OF

              UNIQUE INVESTMENTS LIMITED, CURTIS INTERNATIONAL LTD.
                             AND AEG TRADING LIMITED

     I, Aaron Herzog, hereby make the following statement in support of the above-mentioned amalgamation pursuant to subsection 178(2) of the Business Corporations Act, 1990 (the "Act"):

     1. I am the President of Unique Investments Limited and as such have personal knowledge of the following matters;

     2. There are reasonable grounds for believing that Unique Investments Limited is and the amalgamated corporation resulting from the amalgamation of Unique Investments Limited, Curtis International Ltd. and AEG Trading Limited will be able to pay their respective liabilities as they become due and that the realizable value of the said amalgamated corporation's assets will not be less than the aggregate of its liabilities and stated capital of all classes;

     3. There are reasonable grounds for believing that no creditor will be prejudiced by the amalgamation;

     4. No creditors have notified Unique Investments Limited that they object to the amalgamation and accordingly, clause (c) of subsection 178(2) of the Act has no application;

     5. Since Unique Investments Limited has not received any notices pursuant to clause (c) of subsection 178(2) of the Act clause (d) of subsection 178(2) of the Act has no application in the present circumstances.

     DATED this 23rd day of January, 1998.
                                                 /s/ Aaron Herzog
                                                 ------------------------------
                                                 Aaron Herzog - President

                                  SCHEDULE "B"

           MEMORANDUM OF AGREEMENT made the 23rd day of January, 1998.

 B E T W E E N:

                       CURTIS INTERNATIONAL LTD., a corporation incorporated under the laws of the Province of Ontario,

                                               (hereinafter called "Curtis"),

                                                OF THE FIRST PART;

                        - and -

                        UNIQUE INVESTMENTS LIMITED, a corporation incorporated under the laws of the Province of Ontario,

                                               (hereinafter called "Unique"),

                                                OF THE SECOND PART;

                        - and -

                        AEG TRADING LIMITED, a corporation incorporated under the laws of the Province of Ontario,

                                                (hereinafter called "AEG"),

                                                 OF THE THIRD PART.

     WHEREAS Curtis was incorporated under the laws of the Province of Ontario by Certificate of Incorporation dated December 12, 1990;

     AND WHEREAS the authorized capital of Curtis consists of an unlimited number of Class A Special Shares, Class B Special Shares, Class C Special Shares and Common Shares of which One Hundred (100) Common Shares have been issued and are outstanding as fully paid and non-assessable;

     AND WHEREAS Unique was incorporated under the laws of the Province of Ontario by Certificate of Incorporation dated May 15, 1984;

     AND WHEREAS the authorized capital of Unique consists of an unlimited number of Class A Special Shares, Class B Special Shares, Class C Special Shares and Common Shares of which One Hundred (100) Common Shares have been issued and are outstanding as fully paid and non-assessable;

     AND WHEREAS AEG was incorporated under the laws of the Province of Ontario by Certificate of Incorporation dated May 15, 1984;

     AND WHEREAS the authorized capital of AEG consists of an unlimited number of Class A Special Shares, Class B Special Shares, Class C Special Shares and Common Shares of which One Hundred (100) Common Shares have been issued and are outstanding as fully paid and non-assessable;

     AND WHEREAS each party has made full and complete disclosure to the other party hereto of its known assets and liabilities;

     AND WHEREAS under the authority conferred by the Business Corporations Act, 1990, the parties hereto desire and have agreed to amalgamate upon the terms and conditions hereinafter set forth:

     NOW THEREFORE THIS AGREEMENT WITNESSETH as follows:

1. In this agreement the term "Amalgamated Corporation" shall mean the corporation continuing from the amalgamation of Curtis, Unique and AEG.

2. Curtis, Unique and AEG do hereby agree to amalgamate under the provisions of The Business Corporations Act and to continue as one corporation upon the terms and conditions hereinafter set out.

3.  The name of the Amalgamated Corporation shall be CURTIS INTERNATIONAL LTD.

4. There are no restrictions on the business the Amalgamated Corporation may carry on or on the powers the Amalgamated Corporation may exercise.

5. The registered office of the Amalgamated Corporation shall be located at 5140 Yonge Street, Suite 1540, Toronto, Ontario M2N 6L7, in the Municipality of Metropolitan Toronto.

6. The authorized capital of the Amalgamated Corporation shall consist of an unlimited number of Common Shares;

7. There shall be no restrictions on the transfer of shares in the Amalgamated Corporation.

8. Special provisions governing the Amalgamated Corporation shall be as follows:

    (a) The Amalgamated Corporation may purchase any of its issued common shares and warrants.

9. The issued and outstanding shares of the parties hereto, on and from the date of the Certificate of Amalgamation shall be converted into shares of the Amalgamated Corporation as follows:

    (a) The issued One Hundred (100) Common Shares held by Unique in AEG shall be cancelled without any repayment of capital in respect thereof.

    (b) The issued One Hundred (100) Common shares held in Unique shall be converted, on the basis of Twenty Four Thousand (24,000) shares of the Amalgamated Corporation for each share of Unique, into Two Million, Four Hundred Thousand (2,400,000) Common shares of the Amalgamated Corporation.

    (c) The issued Fifty (50) Common Shares held by AEG in Curtis shall be cancelled without any repayment of capital in respect thereof.

    (d) The remaining issued Fifty (50) Common Shares held in Curtis shall be converted, on the basis of Forty Eight Thousand (48,000) shares of the Amalgated Corporation for each share of Curtis, into Two Million, Four Hundred Thousand (2,400,000) Common Shares of the Amalgamated Corporation.

10. After the filing of Articles of Amalgamation and the issue of the Certificate of Amalgamation confirming this agreement the shareholders of the parties hereto, when requested by the Amalgamated Corporation to do so, shall surrender the certificates representing the shares held by them respectively for cancellation and in return shall, except where shares represented by the certificates so surrendered have been cancelled be entitled to receive certificates for shares of the Amalgamated Corporation on the basis set out in paragraph 10 hereof.

11.  The minimum number of directors of the Amalgamated Corporation shall be One
(1) and the maximum number of directors of the Amalgamated Corporation shall be ten (10). The name, address and resident Canadian status of the first directors of the Amalgamated Corporation are as follows:



Name                           Residence Address                           Resident Canadian
----                           -----------------                           -----------------
Aaron Herzog                   40 Kelvin Avenue,                              Yes
                               Outermount, Quebec
                               H2V 1T3

Jacob Herzog                   91 Hillmount Avenue,                           Yes
                               Toronto, Ontario
                               M6B 1X5

     The said first directors shall hold office until the first annual meeting of the shareholders of the Amalgamated Corporation or until their successors are elected or appointed in accordance with the provisions of The Business Corporations Act, 1990. No such first director shall be permitted to resign unless at the time the resignation is to become effective a successor is elected or appointed.

12. The by-laws of the Amalgamated Corporation shall be in the same form as those of Curtis.

13. Each of the parties hereto shall contribute to the Amalgamated Corporation all its assets, subject to its liabilities, as such exist, immediately before the date of the certificate of amalgamation.

14. The Amalgamated Corporation shall possess all the property, rights, privileges and franchises and shall be subject to all the liabilities, contracts, disabilities and debts of each of the parties hereto as such exist immediately before the date of the certificate of amalgamation.

     IN WITNESS WHEREOF this agreement has been executed by the parties hereto under their respective corporate seals.

                                  Curtis International Ltd.
                                  Per:

                                  /s/ Aaron Herzog
                                  -----------------------------------
                                  A.S.O.

                                  Unique Investments Limited
                                  Per:

                                  /s/ Aaron Herzog
                                  -----------------------------------
                                  A.S.O.

                                  AEG Trading Limited
                                  Per:

                                  /s/ Aaron Herzog
                                  -----------------------------------
                                  A.S.O.

                      DATED THIS 23RD DAY OF JANUARY, 1998.
                      -------------------------------------
                      -------------------------------------


                      B E T W E E N:


                      CURTIS INTERNATIONAL LTD.


                      A N D


                      UNIQUE INVESTMENTS LIMITED


                       A N D


                       AEG TRADING LIMITED
                      -------------------------------------
                      -------------------------------------


                           AMALGAMATION AGREEMENT

                      -------------------------------------
                      -------------------------------------

                           GRUBNER, KRAUSS
                           BARRISTERS AND SOLICITORS
                           5140 YONGE STREET, SUITE 1540,
                           WILLOWDALE, ONTARIO
                           M2N 6L7